UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 9, 2016

Date of Report (date of earliest event reported)

INVENSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35269	01-0789977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive, Suite 200, San Jose, CA 95110

(Address of principal executive offices) (Zip Code)

(408) 501-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 9, 2016, InvenSense, Inc. (“InvenSense”) issued a press release regarding InvenSense’s financial results for its fourth quarter and fiscal year ended April 3, 2016. A copy of InvenSense’s press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Meeting of Non-Management and Independent Directors and Communications with Directors

During the quarterly meetings of InvenSense’s board of directors (the “Board”), the independent directors meet regularly in an executive session without management or management directors present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Amit Shah, the Chairman of the Board, presides over the executive sessions of the independent directors. If a stockholder or other interested party wishes to communicate with the Board, including the Chairman or the other independent directors, they may send their communication in writing to: 1745 Technology Drive, Suite 200, San Jose, California 95110 Attention: Mark Dentinger, Chief Financial Officer. Mr. Dentinger will direct such communication to the appropriate persons.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits is furnished herewith:

Exhibit Number	Description

99.1	Press release issued by InvenSense, Inc. on May 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENSENSE INC.

Date: May 9, 2016	By:	/s/ Mark P. Dentinger
Mark P. Dentinger,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by InvenSense Inc. on May 9, 2016